SUBSCRIPTION AGREEMENT
THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS
SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN
INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH
INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN
INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO
PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR
BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR
BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT
DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A
REGISTRATION STATEMENT UNDER THE ACT.THE SECURITIES HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR
OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES
PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF
THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE
AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
INVESTORS WHO ARE NOT "ACCREDITED INVESTORS" (AS THAT TERM IS DEFINED
IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT
TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4.
THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH
BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER
INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO
DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE
REGISTRATION REQUIREMENTS OF THE ACT.
PROSPECTIVE INVESTORS MAY NOTTREAT THE CONTENTS OF THE SUBSCRIPTION
AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS
(COLLECTIVELY, THE "OFFERING MATERIALS") OR ANY PRIOR OR SUBSEQUENT
COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR
AGENTS (INCLUDING "TESTING THE WATERS" MATERIALS) AS INVESTMENT, LEGAL
OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON
THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING,
INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR
SHOULD CONSULT THE INVESTOR'S OWN COUNSEL, ACCOUNTANT AND OTHER
PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED
MATTERS CONCERNING THE INVESTOR'S PROPOSED INVESTMENT.
THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND
INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS
PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS
ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION
CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE
OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE,"
"INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY
FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH
RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT
COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM
THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE
CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING
STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE
COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE
FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER
SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE.THE
OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE
OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.
THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY
THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION
WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE
ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING
MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE
RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE
OF THE COMPANY.
THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY
REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION
OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY
PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY
PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR
DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING
MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF
THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT
DATE.

TO:
ALLIANCE FRIGHT LINES, INC.,

2195 Arthur Avenue, Elk Grove Village, IL 60007

Ladies and Gentlemen:
1. Subscription.
(a) The undersigned ("Subscriber") hereby irrevocably subscribes for and agrees to purchase the Note
(the "Securities"), of Alliance Fright Inc., a Delaware company (the "Company"), at a purchase price of
$1000.00 per Note (the "Per Security Price"), upon the terms and conditions set forth herein.
(b) By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this
Subscription Agreement, a copy of the Offering Statement of the Company filed with the SEC and any other information required by the Subscriber to make an investment decision.
(c) This Subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date
(as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber's subscription is rejected, Subscriber's payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber's obligations hereunder shall terminate.
(d) The aggregate number of Securities sold shall not exceed 15,000,000 (the "Maximum Offering"). The
Company may accept subscriptions until [DATE], unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the
Maximum Shares (the "Termination Date"). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a "Closing Date").
(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.
2. Purchase Procedure.
(a) Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription agreement. Subscriber shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate purchase price of the
Securities by a check for available funds made payable to "ALLIANCE FRIGHT LINES, INC.," by wire transfer to an account designated by the Company.

3. Representations and Warranties of the Company.
The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have "knowledge" of a particular fact or other matter if one of the Company's current officers has, or at any time had, actual knowledge of such fact or other matter.
(a) Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to operate, to execute and deliver this Subscription Agreement, and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions.
(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this
Subscription Agreement has been duly authorized by all necessary corporate action on the part of the
Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-
assessable.
(c) Authority for Agreement. All corporate actions on the part of the Company necessary for the authorization of this Subscription Agreement, the performance of all obligations of the Company hereunder at a Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the applicable Closing.
The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company's powers and have been duly authorized by all necessary corporate action on the part of the
Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of the Subscriber's representations and warranties set forth in
Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under
Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.
(e) Capitalization. The outstanding units and securities of the Company immediately prior to the initial investment in the Securities is as set forth in the Section titled "Securities Being Offered" of the Offering
Circular. Except as set forth the Section titled "Securities Being Offered" of the offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.
(f) Financial statements. Complete copies of the Company's financial statements consisting of the statement of financial position of the Company as at May 31, 2016 and the related statements of income and cash flows for the two-year period then ended (the "Financial Statements") have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated.
(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in the Section titled "Use of Proceeds" of the Offering Circular.
(h) Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company's knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company, except as provided in the sub-Section titled "Legal Proceedings" of the Offering Circular.
4. Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber
(and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, the Operating
Agreement and other agreements required hereunder and to carry out their provisions. All action on
Subscriber's part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.
(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Subscriber also understands that the
Securities are being offered and sold pursuant to an exemption from registration contained in the
Securities Act based in part upon Subscriber's representations contained in this Subscription Agreement.
(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist.
Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the
Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the
Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing
Subscriber's entire investment in the Securities. Subscriber also understands that an investment in the
Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.
(d) Accredited Investor Status or Investment Limits. Subscriber represents that either:
(i) Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or
(ii) The purchase price set out in paragraph (b) of the signature page to this Subscription
Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber's annual income or net worth.
Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.
(e) Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(f) Company Information. Subscriber has had an opportunity to discuss the Company's business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber's advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.
(g) Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.
(h) Domicile. Subscriber maintains Subscriber's domicile (and is not a transient or temporary resident) at the address shown on the signature page.
(i) No Brokerage Fees. There are no claims for brokerage commission, finders' fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The undersigned will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.
(j) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the
Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the
Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber's jurisdiction.
5. Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the
Subscriber to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.
EACH OF THE SUBSCRIBERS AND THE COMPANY CONSENTS TO THE JURISDICTION OF
ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE
STATE OF MINNESOTA  AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL
ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE
LITIGATED IN SUCH COURTS. EACH OF SUBSCRIBERS AND THE COMPANY ACCEPTS FOR
ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES,
GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND
IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN
CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBERS AND THE
COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF
ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS
SPECIFIED IN SECTION 8 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION
AGREEMENT.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL
BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN
CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS
SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION,
ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE
PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND
WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE
PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS
WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY
WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION
AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE
FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
7. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:
ALLIANCE FRIGHT LINES, INC.,
2195 Arthur Avenue, Elk Grove Village, IL 60007
If to a Subscriber, to Subscriber's address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.
8. Miscellaneous.
(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.
(b) This Subscription Agreement is not transferable or assignable by Subscriber.
(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.
(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and
Subscriber.
(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.
(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription
Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this
Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.
(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the
Securities shall be immediately subject to this Subscription Agreement, to the same extent that the
Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.
(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription
Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
[SIGNATURE PAGE FOLLOWS]

ALLIANCE FRIGHT LINES, INC.,
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
The undersigned, desiring to purchase the Common shares of ALLIANCE FRIGHT LINES, INC.,, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.
(a)     The number of Common shares the undersigned hereby irrevocably subscribes for is:

_____________

(print number of
Securities)

(b)     The aggregate purchase price (based on a purchase price of $1000.00 per Note)
for the Common shares the undersigned hereby irrevocably subscribes for is:

$
_____________

(print aggregate
purchase price)

(c)     EITHER (i) The undersigned is an accredited investor (as that term is defined in
Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto:

_____________

(print applicable
number from
Appendix A)
OR (ii) The amount set forth in paragraph (b) above (together with any previous
FRIGHT in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income.

_____________

(d)     The Securities being subscribed for will be owned by, and should be recorded on the Company's books as held in the name of:

_____________________________________
(print name of owner or joint owners)

If the Securities are to be purchased in joint
names, both Subscribers must sign:

Signature

Signature

Name (Please Print)

Name (Please Print)

Email address

Email address

Address

Address

Telephone Number

Telephone Number

Social Security Number/EIN

Social Security Number

Date

Date

* * * * *
This Subscription is accepted

ALLIANCE FRIGHT LINES, INC.,

on _____________, 2016

By:

Name:

Title:

APPENDIX A
An accredited investor includes the following categories of investor:
(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section
2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business
Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of
$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security
Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
(2) Any private business development company as defined in section 202(a)(22) of the Investment
Advisers Act of 1940;
(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation,
Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds
$1,000,000.
(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):
(A) The person's primary residence shall not be included as an asset;
(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;
(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:
(A) Such right was held by the person on July 20, 2010;
(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and
(C) The person held securities of the same issuer, other than such right, on July 20, 2010.
(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in
Section 230.506(b)(2)(ii); and
(8) Any entity in which all of the equity owners are accredited investors.